UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 3, 2021

1ST CONSTITUTION BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130	P.O. Box 634	Cranbury	New Jersey	08512
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code	609	655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	FCCY	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 3, 2021, 1st Constitution Bancorp (“1st Constitution”) held a special meeting of shareholders (the “Special Meeting”) in connection with the previously announced proposed merger (the “Merger”) of 1st Constitution with and into Lakeland Bancorp, Inc. (“Lakeland”) as contemplated by the Agreement and Plan of Merger, dated as of July 11, 2021, between Lakeland and 1st Constitution (the “Merger Agreement”). At the close of business on October 8, 2021, the record date for the Special Meeting, there were a total of 10,318,707 shares of common stock, no par value, of 1st Constitution (“Common Stock”) outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 7,354,271 shares of Common Stock were represented; therefore, a quorum was present. At the Special Meeting, 1st Constitution shareholders voted on the proposals listed below, as more specifically described in the joint proxy statement/prospectus of Lakeland and 1st Constitution, dated October 15, 2021 (the “joint proxy statement/prospectus”). Set forth below are the final results of shareholder votes for the proposals.

Proposal 1 – Approval of the 1st Constitution Merger Proposal

The proposal to approve the Merger Agreement and the Merger as contemplated thereby (the “Merger Proposal”), was approved by the requisite majority of votes cast at the Special Meeting by the holders of shares entitled to vote on such proposal, as indicated below:

For	Against	Abstain	Broker Non-Votes
7,234,690	115,388	4,192	0

Proposal 2 – Approval of the Merger-Related Compensation Proposal

The proposal to approve, on a non-binding advisory basis, the compensation that may become payable to the named executive officers of 1st Constitution in connection with the Merger, was approved by the requisite majority of votes cast at the Special Meeting by the holders of shares entitled to vote on such proposal, as indicated below:

For	Against	Abstain	Broker Non-Votes
5,107,185	2,173,834	73,252	0

Proposal 3 – The 1st Constitution Adjournment Proposal

Because a quorum was present at the Special Meeting and the Merger Proposal received the requisite votes needed for approval, a vote on the proposal to adjourn the Special Meeting, if necessary or advisable, including to solicit additional proxies in favor of the Merger Proposal, was not called.

Item 8.01.	Other Events.

On December 7, 2021, Lakeland and 1st Constitution issued a joint press release announcing that each company’s shareholders had approved their respective shareholder proposals in connection with the Merger. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Joint Press Release dated December 7, 2021

	104.1	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

1ST CONSTITUTION BANCORP
Dated: December 7, 2021	By:	/s/ Robert F. Mangano
Robert F. Mangano
President and Chief Executive Officer